UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):              December 4, 2018

PARK ELECTROCHEMICAL CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code         (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.02 Termination of a Material Definitive Agreement.

On December 4, 2018, certain lease agreements (i) of Nelco Products, Inc. with James Emmi, dated December 12, 1989 and as subsequently amended and extended, regarding real property located at 1107 East Kimberly Avenue, Anaheim, California and at 1100 East Kimberly Avenue, Anaheim, California, (ii) of Nelco Products Pte. Ltd. with Jurong Town Corporation, dated May 26, 1982 and as subsequently assigned and extended, regarding real property located at 4 Gul Crescent, Jurong, Singapore and (iii) of Neltec, Inc. with NZ Properties, Inc., dated December 12, 1990 and as subsequently amended and extended, regarding real property located at 1420 W. 12th Place, Tempe, Arizona, are being transferred to the Buyer (as defined below) in connection with the closing of the Sale (as defined below).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 4, 2018, Park Electrochemical Corp. (“Park” or the “Company”) completed the previously announced sale (the “Sale”) of its digital and radio frequency/microwave printed circuit materials business (collectively, the “Electronics Business”), including manufacturing facilities in Singapore, France, Arizona and California and R&D facilities in Arizona and Singapore, to AGC Inc., a Japanese corporation (the “Buyer”). The Sale was completed pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 25, 2018, by and among the Company, its wholly-owned subsidiary, ParkNelco SNC, an entity organized under the laws of France, and the Buyer. Under the terms of the Purchase Agreement, the Buyer acquired all of the outstanding equity interests in Nelco Products, Inc., a Delaware corporation, Neltec, Inc., a Delaware corporation, Neltec SA, an entity organized under the laws of France, and Nelco Products Pte. Ltd., an entity organized under the laws of Singapore (collectively, the “Acquired Subsidiaries”), all of which were, directly or indirectly, wholly-owned subsidiaries of the Company, for an aggregate purchase price of $145 million in cash, subject to post-closing adjustments for changes in working capital compared to a target, cash in the Acquired Subsidiaries and certain accrued and unpaid taxes of the Acquired Subsidiaries.

In connection with the closing of the Sale, the Company and Buyer and/or one or more of their respective affiliates, entered into a transition services agreement, pursuant to which both the Company and Buyer will provide transition services to the other party at the recipient’s cost following the closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to Park’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 27, 2018 and is incorporated herein by reference.

The unaudited pro forma condensed consolidated financial information of the Company, giving effect to the Sale, is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Sale, Christopher T. Mastrogiacomo, the former President and Chief Operating Officer of Park, resigned from employment with Park. Mr. Mastrogiacomo is a “Transferred Employee” (as defined in the Purchase Agreement).

Item 7.01 Regulation FD.

The Company issued a news release on December 4, 2018 regarding the Sale. The Company is furnishing the news release as Exhibit 99.1 hereto, which exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

Unaudited pro forma condensed consolidated financial information of the Company to give effect to the Sale is included in Exhibit 99.2 filed herewith and is incorporated herein by reference. The unaudited pro forma condensed consolidated financial information has been prepared for comparative purposes only and does not purport to be indicative of the future results of operations or financial condition of the Company.

(d)	Exhibits.

No.	Description

2.1*

Stock Purchase Agreement, dated as of July 25, 2018, by and among AGC Inc., Park Electrochemical Corp. and ParkNelco SNC (Reference is made to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated July 27, 2018, Commission File No. 1-4415, which is incorporated herein by reference)

99.1	News Release, dated December 4, 2018

99.2	Unaudited pro forma condensed consolidated financial information of Park Electrochemical Corp.

*Certain exhibits and schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits and schedules will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: December 10, 2018	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Senior Vice President and Chief
Financial Officer

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